Exhibit 99.1

Cadre Holdings Reports First Quarter 2025 Financial Results

Capitalizes on Continued Strong Demand for Mission Critical Safety Equipment

Completes Acquisition of Multiple Leading Nuclear Brands, Expanding Geographic Footprint

Increased Guidance Reflects Completed Acquisition and Reaffirmed Organic Growth Expectations

2025 Outlook: Net Sales of $618 to $648 Million and Adjusted EBITDA of $112 to $122 Million

JACKSONVILLE, Fla., May 6, 2025 – Cadre Holdings, Inc. (NYSE: CDRE) (“Cadre” or “Company”), a global leader in the manufacturing and distribution of safety equipment and other related products for the law enforcement, first responder, military and nuclear markets, announced today its consolidated operating results for the three months ended March 31, 2025.

●	Net sales of $130.1 million for the first quarter
●	Gross profit margin of 43.1% for the first quarter
●	Net income of $9.2 million, or $0.23 per diluted share, for the first quarter
●	Adjusted EBITDA of $20.5 million for the first quarter
●	Adjusted EBITDA margin of 15.8% for the first quarter
●	Declared quarterly cash dividend of $0.095 per share in April 2025.

“Following a record year, we continued to see strong and recurring demand for our best-in-class, mission-critical safety products in the first quarter,” said Warren Kanders, CEO and Chairman. “Despite more pronounced uncertainty in our business environment, we have been pleased with our team’s ability to navigate challenges and leverage the Cadre operating model to drive continuous improvement every day. Over the course of our history, Cadre’s performance has been resilient through economic, political, geopolitical and other cycles, and we anticipate similar performance as we move ahead. To begin 2025, we are pleased to have delivered another quarter of financial results above expectations, highlighted by gross margins that increased 130 basis points year-over-year.”

Mr. Kanders added, “In April, we completed the acquisition of the Engineering Division from Carr’s Group, an important next step in scaling our nuclear safety vertical. With increasing global demand driven by energy, defense, and nuclear waste tailwinds, we believe in the consistent growth profile of the nuclear industry, and today, Cadre is uniquely positioned to deliver unparalleled capabilities in this market to a worldwide customer base. As we look forward, complementing our core organic growth initiatives, M&A remains an essential component of our strategy to continue to build our industry-leading safety platform. Consistent with our patient and disciplined approach, we are actively evaluating a robust pipeline of potential transactions focused on complementary businesses with strong margins, leading and defensible market positions, and recurring revenue.”

First Quarter 2025 Operating Results

For the quarter ended March 31, 2025, Cadre generated net sales of $130.1 million, as compared to $137.9 million for the quarter ended March 31, 2024, primarily as a result of large order shipment timing for explosive ordnance disposal (“EOD”) and armor products, partially offset by recent acquisitions and higher demand for crowd control products.

For the quarter ended March 31, 2025, Cadre generated gross profit of $56.1 million, as compared to $57.6 million for the quarter ended March 31, 2024.

Gross profit margin was 43.1% for the quarter ended March 31, 2025, as compared to 41.8% for the quarter ended March 31, 2024, mainly driven by favorable mix, favorable pricing net of material inflation and the absence of inventory step up amortization, partially offset by lower volumes.

Net income was $9.2 million for the quarter ended March 31, 2025, as compared to net income of $6.9 million for the quarter ended March 31, 2024, primarily as a result of acquisition related costs incurred in 2024.

Cadre generated $20.5 million of Adjusted EBITDA for the quarter ended March 31, 2025, as compared to $24.5 million for the quarter ended March 31, 2024. Adjusted EBITDA margin was 15.8% for the quarter ended March 31, 2025, as compared to 17.8% for the prior year period.

Product segment gross profit margin was 44.4% for the first quarter, compared to 43.0% for the prior year period.

Distribution segment gross profit margin was 21.6% for the first quarter, compared to 23.5% for the prior year period.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents increased by $8.5 million from $124.9 million as of December 31, 2024 to $133.4 million as of March 31, 2025.
●	Total debt decreased by $2.7 million from $223.2 million as of December 31, 2024 to $220.5 million as of March 31, 2025.
●	Net debt (total debt net of cash and cash equivalents) decreased by $11.2 million from $98.3 million as of December 31, 2024 to $87.1 million as of March 31, 2025.
●	Capital expenditures totaled $1.4 million for the three months ended March 31, 2025, compared with $1.3 million for the three months ended March 31, 2024.

Acquisition of Carr’s Engineering Division

On April 22, 2025, Cadre completed its acquisition of Carr’s Engineering Limited (excluding Chirton Engineering) and Carr's Engineering (US), Inc. (together the “Engineering Division”), each a subsidiary of Carr’s Group plc (“Carr’s Group”), for an enterprise value for the acquisition was £75 million. The Engineering Division is comprised of industry-leading brands including Wälischmiller GmbH, CarrsMSM, Bendalls Engineering, NW Total Engineered Solutions, and NuVision Engineering, Inc.

Dividend

On April 22, 2025, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.095 per share, or $0.38 per share on an annualized basis. Cadre's dividend payment will be made on May 16, 2025 to shareholders of record as of the close of business on the record date of May 2, 2025. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

2025 Outlook

For the full year 2025, Cadre expects to generate net sales in the range of $618 million to $648 million and Adjusted EBITDA in the range of $112 million and $122 million. We expect capital expenditures to be in the range of $8 million to $10 million. These ranges incorporate the estimated impact of tariffs in place today and assume that mitigating actions help offset future potential impacts. Cadre has not provided net income guidance due to the inherent difficulty of forecasting certain types of expenses and gains, which affect net income but not Adjusted EBITDA. Therefore, we do not provide a reconciliation of Adjusted EBITDA guidance to net income guidance.

Conference Call

Management will host a conference call on Wednesday, May 7, 2025, at 10:00 a.m. EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (800)-715-9871 and the dial-in number for international callers is 646-307-1963. The access code for all callers is 3272793. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through May 21, 2025. To access the replay, please dial 800-770-2030 in the U.S. or +1-609-800-9909 if outside the U.S., and then enter the access code 3272793.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety products. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, duty gear and nuclear safety products. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin and (iv) last twelve months adjusted EBITDA. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measure Adjusted EBITDA for the fiscal year 2025 to net income for the fiscal year 2025, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not Adjusted EBITDA. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$133,431	$124,933
Accounts receivable, net of allowance for doubtful accounts of $858 and $876, respectively	82,902	93,523
Inventories	91,786	82,351
Prepaid expenses	17,039	19,027
Other current assets	7,357	7,737
Total current assets	332,515	327,571
Property and equipment, net of accumulated depreciation and amortization of $56,244 and $54,384, respectively	45,080	45,243
Operating lease assets	15,595	15,454
Deferred tax assets, net	4,640	4,552
Intangible assets, net	105,884	107,544
Goodwill	148,611	148,157
Other assets	3,968	4,192
Total assets	$656,293	$652,713

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$32,122	$29,644
Accrued liabilities	41,604	46,413
Income tax payable	8,560	6,693
Current portion of long-term debt	11,380	11,375
Total current liabilities	93,666	94,125
Long-term debt	209,134	211,830
Long-term operating lease liabilities	10,983	10,733
Deferred tax liabilities	18,101	18,758
Other liabilities	6,847	5,752
Total liabilities	338,731	341,198

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2025 and December 31, 2024)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 40,659,585 and 40,607,988 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively)	4	4
Additional paid-in capital	307,625	306,821
Accumulated other comprehensive loss	(1,535)	(1,389)
Accumulated earnings	11,468	6,079
Total shareholders’ equity	317,562	311,515
Total liabilities, mezzanine equity and shareholders' equity	$656,293	$652,713

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Net sales	$130,106	$137,860
Cost of goods sold	73,975	80,232
Gross profit	56,131	57,628
Operating expenses
Selling, general and administrative	41,753	40,719
Restructuring and transaction costs	698	3,087
Related party expense	128	1,843
Total operating expenses	42,579	45,649
Operating income	13,552	11,979
Other expense
Interest expense	(2,231)	(1,637)
Other income (expense), net	1,287	(1,444)
Total other expense, net	(944)	(3,081)
Income before provision for income taxes	12,608	8,898
Provision for income taxes	(3,360)	(1,970)
Net income	$9,248	$6,928

Net income per share:
Basic	$0.23	$0.18
Diluted	$0.23	$0.18
Weighted average shares outstanding:
Basic	40,618,554	37,946,576
Diluted	40,980,861	38,554,185

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2025	2024
Cash Flows From Operating Activities:
Net income	$9,248	$6,928
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,856	3,942
Amortization of original issue discount and debt issue costs	500	149
Amortization of inventory step-up	—	769
Deferred income taxes	533	1,546
Stock-based compensation	1,968	2,067
Remeasurement of contingent consideration	331	451
(Recoveries from) provision for losses on accounts receivable	(17)	480
Unrealized foreign exchange transaction (gain) loss	(731)	934
Other loss (gain)	41	52
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	10,633	2,696
Inventories	(9,143)	1,818
Prepaid expenses and other assets	1,340	2,028
Accounts payable and other liabilities	(1,168)	(21,723)
Net cash provided by operating activities	17,391	2,137
Cash Flows From Investing Activities:
Purchase of property and equipment	(1,309)	(1,343)
Business acquisitions, net of cash acquired	—	(141,293)
Net cash used in investing activities	(1,309)	(142,636)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	—	5,500
Principal payments on revolving credit facilities	—	(5,500)
Proceeds from term loans	—	80,000
Principal payments on term loans	(2,813)	(2,500)
Principal payments on insurance premium financing	—	(1,083)
Payments for debt issuance costs	—	(844)
Taxes paid in connection with employee stock transactions	(1,140)	(5,311)
Proceeds from secondary offering, net of underwriter discounts	—	73,535
Deferred offering costs	—	(722)
Dividends distributed	(3,859)	(3,289)
Net cash (used in) provided by financing activities	(7,812)	139,786
Effect of foreign exchange rates on cash and cash equivalents	228	74
Change in cash and cash equivalents	8,498	(639)
Cash and cash equivalents, beginning of period	124,933	87,691
Cash and cash equivalents, end of period	$133,431	$87,052
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$2,017	$9,369
Cash paid for interest	$3,527	$2,498
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$104	$210
Accruals for taxes paid in connection with employee stock transactions	$24	$—

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended March 31, 2025
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$112,735	$27,862	$(10,491)	$130,106
Cost of goods sold	62,625	21,841	(10,491)	73,975
Gross profit	$50,110	$6,021	$—	$56,131

	Three Months Ended March 31, 2024
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$118,785	$28,191	$(9,116)	$137,860
Cost of goods sold	67,764	21,557	(9,089)	80,232
Gross profit	$51,021	$6,634	$(27)	$57,628

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months Ended		Last Twelve
	December 31,	March 31,		Months
	2024	2025	2024	March 31, 2025
Net income	$36,133	$9,248	$6,928	$38,453
Add back:
Depreciation and amortization	16,420	3,856	3,942	16,334
Interest expense	7,822	2,231	1,637	8,416
Provision for income taxes	18,085	3,360	1,970	19,475
EBITDA	$78,460	$18,695	$14,477	$82,678
Add back:
Restructuring and transaction costs(1)	7,757	698	4,837	3,618
Other expense (income), net(2)	4,721	(1,287)	1,444	1,990
Stock-based compensation expense(3)	8,369	1,968	2,067	8,270
Stock-based compensation payroll tax expense(4)	441	92	393	140
LTIP bonus(5)	49	—	50	(1)
Amortization of inventory step-up(6)	3,858	—	769	3,089
Contingent consideration expense(7)	1,185	331	451	1,065
Adjusted EBITDA	$104,840	$20,497	$24,488	$100,849
Adjusted EBITDA margin(8)	18.5%	15.8%	17.8%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statements of operations, which primarily includes transaction costs composed of legal and consulting fees. In addition, this line item reflects a $1.8 million fee paid to Kanders & Company, Inc. for services related to the acquisition of Alpha Safety for the three months ended March 31, 2024, which is included in related party expense in the Company’s condensed consolidated statements of operations.
(2)	Reflects the “Other income (expense), net” line item on our condensed consolidated statements of operations and primarily includes transaction gains and losses due to fluctuations in foreign currency exchange rates.
(3)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(4)	Reflects payroll taxes associated with vested stock-based compensation awards.
(5)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(6)	Reflects amortization expense related to the step-up inventory adjustment recorded as a result of our recent acquisitions.
(7)	Reflects contingent consideration expense related to the acquisition of ICOR.
(8)	Reflects Adjusted EBITDA / Net sales for the relevant periods.